UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):
January 7, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

~ 1 ~

Item 1.01.    Material Definitive Agreement

    The Registrant has entered into a Consulting Agreement effective as of January 1, 2009 with Merrick RIS LLC ("Merrick"), which will allow the Registrant to take advantage of certain consulting services offered by Merrick to the Registrant.  These services include, but are not limited to, investor relations, financial analysis and strategic planning.  The Audit Committee of the Registrant, pursuant to the Audit Committee Charter provisions governing related party transactions, has considered this Consulting Agreement prior to its execution and approved its terms.

    All agreements referenced in Item 1.01 of this Periodic Report on Form 8-K will be attached as exhibits to the Annual Report on Form 10-K to be filed by the Registrant as required by the United States Securities and Exchange Commission.

Item 8.01.    Other Events

    The Board of Directors of the Registrant has approved a Termination Agreement which terminated the sale of the Registrant’s Shanghai business to Inqgen Technologies Ltd. ("Inqgen") effective as of December 31, 2008.  Prior Registrant management had entered into a sale agreement with Inqgen in March of 2008, which was subject to and pending the authorization of the Chinese government.

~ 2 ~

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2009	MERGE HEALTHCARE INCORPORATED

/s/ Steven M. Oreskovich
By: Steven M. Oreskovich
Title: Chief Financial Officer

~ 3 ~